UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 15, 2019

ADDENTAX GROUP CORP.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-206097	35-2521028
(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755 86961 405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In the Current Report on Form 8-K filed on March 11, 2019, Addentax Group Corp. (the “Company”), previously announced the appointment of Mr. Huang Chao as the Company’s Chief Financial Officer and Treasurer, On April 15, 2019, the Company entered into an employment agreement with Mr. Chao. The agreement is for a one year term from March 13, 2019 through March 12, 2020. Mr. Chao’s compensation is RMB10,000 (USD$1,493) per month. Mr. Chao may be entitled to options from time to time as authorized and approved by the Compensation Committee or the Board of Directors.

The foregoing is a summary of the Employment Agreement and is qualified in its entirety by the full text of the agreement, attached hereto as Exhibit 10.1.

Item 9.01 EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement with Mr. Huang Chao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	Chief Executive Officer

Dated: April 19, 2019